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                                                                    EXHIBIT 23.2







                         Independent Auditors' Consent





We consent to incorporation by reference in the registration statement on Form S-8 of Peapod, Inc. of our report dated February 7, 1997, relating to the balance sheets of Peapod LP as of December 31, 1995 and 1996, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the registration statement (No. 333-24341) on Form S-1 of Peapod, Inc.



                                            /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997